                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 20, 1997



                          PHILIP MORRIS COMPANIES INC.
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             (Exact name of registrant as specified in its charter)



      Virginia                       1-8940                       13-3260245
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   (State or other                 (Commission                 (IRS Employer
     jurisdiction                  File Number)              Identification No.)
    of incorporation)


  120 Park Avenue, New York, New York                             10017-5592
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   (Address of principal                                          (Zip Code)
   executive offices)



Registrant's telephone number, including area code  (212) 880-5000
                                                    --------------

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         (Former name or former address, if changed since last report)
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Item 5.    Other Events.
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On June 20, 1997, together with other companies in the United States tobacco industry, counsel on behalf of Philip Morris Incorporated signed a Memorandum of Understanding to support the adoption of federal legislation and any necessary ancillary undertakings, incorporating the features described in the proposed resolution attached to the Memorandum of Understanding. The Memorandum of Understanding and the proposed resolution are attached as Exhibit 10.

On June 20, 1997, Philip Morris Incorporated and such other companies also issued the following press release:

          WASHINGTON, D.C.- The following statement regarding the tobacco negotiations was issued today by Philip Morris Incorporated; RJ Reynolds Tobacco Company; Brown and Williamson Tobacco Corporation; and the Lorillard Tobacco Company:

          "Twelve weeks ago, at the beginning of the discussions with State Attorneys General, the public health community, plaintiffs' lawyers and the tobacco industry, few could have imagined, much less predicted, the level of agreement that has been achieved.

          "The proposal as outlined to the White House and members of Congress represents a carefully developed consensus on how best to resolve public health concerns immediately, particularly regarding youth access to, and usage of, tobacco products; to permit our companies to operate in a more stable and predictable environment; and to preserve the rights of adults who choose to use tobacco products.

          "Negotiations of this size and scope create compromise, not perfection. No one side achieves everything it seeks. In this context, the proposal is a bitter pill because our companies have made concessions that were extremely difficult. But on balance this plan is preferable to the continuation of a decades-long controversy that has failed to produce a constructive outcome for anyone.

          "In order to achieve a resolution in the public interest, the tobacco companies have agreed to support, subject to approval by our boards of directors, a package which includes certain legislative and regulatory provisions with which they do not necessarily agree. Nevertheless, the companies are willing to accept legislation incorporating these provisions in the interest of reaching an overall resolution of the important issues facing the industry and the nation.

          "We hope that once the White House and the Congressional leadership have completed their reviews, legislation will move forward, bringing with it a new era of cooperation and tolerance with regard to tobacco issues."

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If enacted into law, the proposed resolution attached to the Memorandum of
Understanding would achieve a resolution of many of the regulatory and litigation issues affecting the United States tobacco industry and, thereby, reduce uncertainties facing the industry and increase stability in business and capital markets. There can be no assurance that federal legislation in the form of the proposal will be enacted or that it will be enacted without modification that is materially adverse to the Company. In either event, implementation of the proposal would materially adversely affect the financial position of the Company in the year of implementation and would likely materially adversely affect the volume, operating revenues and/or operating income of the Company in future years.

Item 7.     Exhibits.
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(c)   Exhibits

      10.   Memorandum of Understanding and proposed resolution.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


       PHILIP MORRIS COMPANIES INC.

BY     /s/ G. PENN HOLSENBECK
       Vice President - Associate
       General Counsel and Corporate
       Secretary


DATE   June 24, 1997